Exhibit 99.1

For Immediate Release

Bio-Rad Reports First-Quarter 2012 Financial Results

HERCULES, CA - May 1, 2012 - Bio-Rad Laboratories, Inc. (NYSE: BIO and BIOb), a multinational manufacturer and distributor of life science research and clinical diagnostic products, announced financial results today for the first quarter ended March 31, 2012.

First-quarter reported revenues were $486.3 million, up 0.2% compared to $485.1 million reported for the first quarter of 2011. On a currency-neutral basis, quarterly revenues increased 1.4% compared to the same period last year. First-quarter gross margin was 57.3% compared to 57.2% during the same quarter last year. Net income attributable to Bio-Rad for the first quarter of 2012 was $31.0 million, or $1.09 per share on a fully diluted basis compared to $1.16 per share during the same period last year. These results include $7.7 million in operating losses (including approximately $2.5 million of amortization expense) resulting from Bio-Rad's acquisition of QuantaLife, Inc., in October 2011. First-quarter results also reflect recognition of an indirect tax in Brazil for the periods of 2007 through 2011 totaling $6.1 million.

“While we are off to a little bit of a slow start for the year, our outlook remains positive,” said Norman Schwartz, Bio-Rad President and Chief Executive Officer.

Life Science
The Life Science segment net sales for the first quarter were $154.8 million, up 0.2% compared to the first quarter of 2011. On a currency-neutral basis, Life Science segment sales increased 0.7% compared to the same period last year. Results for the Life Science segment benefitted from sales of electrophoresis, imaging, and western blot products as well as application reagents. Recently introduced products, including the V3 Western Workflow™ system and the QX100™ Droplet Digital™ PCR system continued to gain rapid customer acceptance during the first quarter of 2012.

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Bio-Rad Reports First-Quarter 2012 Financial Results

Clinical Diagnostics
Net sales for the Clinical Diagnostics segment in the first quarter of 2012 were essentially flat at $327.2 million compared to the first quarter for 2011. On a currency-neutral basis, net sales were up 1.6% compared to the same period last year. The company's year-over-year results were impacted by a one-time sale of blood typing products to Japan during the first quarter of 2011. Without this one-time sale, growth for the Clinical Diagnostics segment in the first quarter of 2012 would have shown an increase of approximately 4% on a currency neutral basis.

Management will discuss these results in a conference call at 2 PM Pacific Time (5 PM Eastern Time) May 1, 2012. Interested parties may access the call by dialing 800-299-6183 (in the U.S.) or 617-801-9713 (international), access number 23066392.

A live webcast of the conference call may be accessed in the "Investor Relations" section of www.bio-rad.com. A replay of the call will be available at 888-286-8010 (in the U.S.) or 617-801-6888 (international), access number 73110502, for seven days following the call. The webcast of the call will be archived on the Bio-Rad site for on-demand replay for up to a year and may be accessed in the "Investor Relations" section of www.bio-rad.com.

About Bio-Rad
Bio-Rad Laboratories, Inc. (NYSE: BIO and BIOb) has remained at the center of scientific discovery for more than 50 years, manufacturing and distributing a broad range of products for the life science research and clinical diagnostic markets. The company is renowned worldwide among hospitals, universities, major research institutions, as well as biotechnology and pharmaceutical companies for its commitment to quality and customer service. Founded in 1952, Bio-Rad is headquartered in Hercules, California, and serves more than 100,000 research and industry customers worldwide through its global network of operations. The company employs over 7,000 people globally and had revenues exceeding $2 billion in 2011. For more information, visit www.bio-rad.com.

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Bio-Rad Reports First-Quarter 2012 Financial Results

This release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements generally can be identified by the use of forward-looking terminology such as, “believe,” “expect,” “may,” “will,” “intend,” “estimate,” “continue,” or similar expressions or the negative of those terms or expressions. Such statements involve risks and uncertainties, which could cause actual results to vary materially from those expressed in or indicated by the forward-looking statements. For further information regarding the Company's risks and uncertainties, please refer to the “Risk Factors” in the Company's public reports filed with the Securities and Exchange Commission, including the Company's most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. The Company cautions you not to place undue reliance on forward-looking statements, which reflect an analysis only and speak only as of the date hereof. Bio-Rad Laboratories, Inc., disclaims any obligation to update these forward-looking statements.

For more information, contact:
Christine Tsingos, Vice President and Chief Financial Officer
Ron Hutton, Treasurer
Bio-Rad Laboratories, Inc.
510-724-7000

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Bio-Rad Laboratories, Inc.
Condensed Consolidated Statements of Income
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 31,
	2012	2011
Net sales	$486,277	$485,121
Cost of goods sold	207,695	207,510
Gross profit	278,582	277,611
Selling, general and administrative expense	171,293	167,763
Research and development expense	52,923	42,730
Income from operations	54,366	67,118
Interest expense	13,196	16,766
Foreign exchange losses, net	1,441	3,042
Other (income) expense, net	(6,450)	(951)
Income before income taxes	46,179	48,261
Provision for income taxes	(15,235)	(15,323)
Net income including noncontrolling interests	30,944	32,938
Net loss attributable to noncontrolling interests	61	101
Net income attributable to Bio-Rad	$31,005	$33,039

Basic earnings per share:
Net income per share basic attributable to Bio-Rad	$1.10	$1.18
Weighted average common shares - basic	28,201	27,904

Diluted earnings per share:
Net income per share diluted attributable to Bio-Rad	$1.09	$1.16
Weighted average common shares - diluted	28,553	28,389

Bio-Rad Laboratories, Inc.
Condensed Consolidated Balance Sheets
(In thousands)

	March 31, 2012	December 31, 2011
	(Unaudited)
Current assets:
Cash and cash equivalents	$533,812	$574,231
Short-term investments	273,238	238,884
Accounts receivable, net	387,619	398,674
Inventories, net	463,369	433,510
Other current assets	159,410	152,856
Total current assets	1,817,448	1,798,155

Property, plant and equipment, net	369,199	349,501
Goodwill, net	480,060	468,933
Purchased intangibles, net	258,312	259,497
Other assets	262,855	220,717
Total assets	$3,187,874	$3,096,803

Current liabilities:
Accounts payable	$109,571	$129,124
Accrued payroll and employee benefits	119,749	112,564
Notes payable and current maturities of long-term debt	809	814
Income and other taxes payable	50,032	52,285
Other current liabilities	163,919	164,328
Total current liabilities	444,080	459,115

Long-term debt, net of current maturities	731,899	731,698
Other long-term liabilities	171,849	161,608
Total liabilities	1,347,828	1,352,421

Bio-Rad stockholders’ equity	1,839,649	1,743,937
Noncontrolling interests	397	445
Total stockholders’ equity	1,840,046	1,744,382
Total liabilities and stockholders’ equity	$3,187,874	$3,096,803

Bio-Rad Laboratories, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2012	2012
Cash flows from operating activities:
Cash received from customers	$501,075	$496,749
Cash paid to suppliers and employees	(428,733)	(436,430)
Interest paid	(12,340)	(22,189)
Income tax payments	(25,010)	(18,373)
Other operating activities	268	25
Net cash provided by operating activities	35,260	19,782
Cash flows from investing activities:
Payments for acquisitions and long-term investments	(15,329)	(3,571)
Other investing activities	(70,956)	(73,722)
Net cash used in investing activities	(86,285)	(77,293)
Cash flows from financing activities:
Payments on long-term borrowings	(225)	(225,763)
Other financing activities	3,944	11,020
Net cash provided by (used in) financing activities	3,719	(214,743)
Effect of foreign exchange rate changes on cash	6,887	(6,389)
Net decrease in cash and cash equivalents	(40,419)	(278,643)
Cash and cash equivalents at beginning of period	574,231	906,551
Cash and cash equivalents at end of period	$533,812	$627,908
Reconciliation of net income including noncontrolling interests to net cash provided by operating activities:
Net income including noncontrolling interests	$30,944	$32,938
Adjustments to reconcile net income including noncontrolling interests to net cash provided by operating activities:
Depreciation and amortization	31,096	28,115
Changes in working capital	(20,753)	(54,625)
Other	(6,027)	13,354
Net cash provided by operating activities	$35,260	$19,782

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